Exhibit 99.1

Palo Alto Networks Reports Fiscal Third Quarter 2026 Financial Results

SANTA CLARA, Calif., Jun. 2, 2026 — Palo Alto Networks (NASDAQ: PANW), the global cybersecurity leader, announced today financial results for its fiscal third quarter 2026, ended April 30, 2026.

"Q3 was a standout quarter for Palo Alto Networks, with accelerating organic bookings growth as customers turn to us to secure their AI deployments at scale," said Nikesh Arora, chairman and chief executive officer of Palo Alto Networks. "The latest advancements at the AI frontier have increased the level of urgency around cybersecurity, and redefined the shape of the industry for the coming years."

"Our Q3 results reflect strong growth across each of our platforms as we scale. We are executing ahead of our M&A integration plans and improving profitability across our businesses, which keeps us firmly on track to achieve 40% adjusted free cash flow margin in FY28," said Dipak Golechha, chief financial officer of Palo Alto Networks.

Third Quarter Fiscal 2026 Financial Highlights
•Total revenue for the fiscal third quarter 2026 grew 31% year over year to $3.0 billion. This includes $388 million from CyberArk and Chronosphere.
•Next-Generation Security ARR for the fiscal third quarter 2026 grew 60% year over year to $8.1 billion. This includes $1.6 billion in NGS ARR from CyberArk and Chronosphere.
•Remaining performance obligation grew 36% year over year to $18.4 billion. This includes $1.8 billion from CyberArk and Chronosphere.
•GAAP operating loss for the fiscal third quarter 2026 was $183 million, compared with GAAP operating income of $219 million, for the fiscal third quarter 2025. Non-GAAP operating income for the fiscal third quarter 2026 was $814 million, compared with non-GAAP operating income of $627 million for the fiscal third quarter 2025. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
•GAAP net loss for the fiscal third quarter 2026 was $177 million, or ($0.22) per diluted share, compared with GAAP net income of $262 million, or $0.37 per diluted share, for the fiscal third quarter 2025. Non-GAAP net income for the fiscal third quarter 2026 was $684 million, or $0.85 per diluted share, compared with non-GAAP net income of $561 million, or $0.80 per diluted share, for the fiscal third quarter 2025. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
•Net cash provided by operating activities for the fiscal third quarter 2026 was $871 million, compared with net cash provided by operating activities of $628 million, for the fiscal third quarter 2025. Adjusted free cash flow for fiscal third quarter 2026 was $910 million, compared with adjusted free cash flow of $578 million, for the fiscal third quarter 2025. Trailing 12-month adjusted free cash flow margin of 38.5% was up 430 basis points year over year. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Financial Outlook
Palo Alto Networks provides guidance based on current market conditions and expectations.

For the fiscal fourth quarter 2026, we expect:
•Next-Generation Security ARR of $8.90 billion to $8.95 billion, representing year-over-year growth of 59% to 60%.
•Remaining performance obligation of $20.9 billion to $21.0 billion, representing year-over-year growth of 32% to 33%.
•Total revenue in the range of $3.345 billion to $3.355 billion, representing year-over-year growth of 32%.
•Diluted non-GAAP net income per share in the range of $0.96 to $0.98, using 830 million to 840 million shares outstanding.

For the fiscal year 2026, we expect:
•Next-Generation Security ARR of $8.90 billion to $8.95 billion, representing year-over-year growth of 59% to 60%.
•Remaining performance obligation of $20.9 billion to $21.0 billion, representing year-over-year growth of 32% to 33%.
•Total revenue in the range of $11.415 billion to $11.425 billion, representing year-over-year growth of 24%.
•Non-GAAP operating margin in the range of 28.9% to 29.2%.
•Diluted non-GAAP net income per share in the range of $3.77 to $3.79, using 763 million to 766 million shares outstanding.
•Adjusted free cash flow margin to be 37.5%.

Guidance for non-GAAP financial measures excludes share-based compensation-related charges, including share-based payroll tax expense, acquisition-related costs, including change in fair value of contingent consideration liability, amortization expense of acquired intangible assets, litigation-related charges, non-cash charges related to convertible notes, change in fair value of convertible notes and capped calls, and income tax and other tax adjustments related to our long-term non-GAAP effective tax rate, along with certain non-recurring expenses and certain non-recurring cash flows. We have not reconciled non-GAAP operating margin guidance to GAAP operating margin, diluted non-GAAP net income per share guidance to GAAP net income (loss) per diluted share, or adjusted free cash flow margin guidance to GAAP net cash from operating activities because we do not provide guidance on GAAP operating margin, GAAP net income (loss) or net cash from operating activities and would not be able to present the various reconciling cash and non-cash items between GAAP and non-GAAP financial measures because certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items will have a significant impact on the company's GAAP net income (loss) per diluted share and GAAP net cash from operating activities.

Earnings Call Information
Palo Alto Networks will host a video webcast for analysts and investors to discuss the company’s fiscal third quarter 2026 results as well as the outlook for its fiscal fourth quarter and fiscal year 2026 today at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Open to the public, investors may access the webcast, supplemental financial information and earnings slides from the "Investors" section of the company’s website at investors.paloaltonetworks.com. A replay will be available three hours after the conclusion of the webcast and archived for one year.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions including statements regarding our financial and operating results and financial outlook for the fiscal fourth quarter 2026 and fiscal year 2026. There are a significant number of factors that could cause actual results to differ materially from forward-looking statements made or implied in this press release, including: developments and changes in general or worldwide market, geopolitical, economic, and business conditions; failure of our platformization product offerings; failure to achieve the expected benefits of our strategic partnerships and acquisitions; changes in the fair value of our contingent consideration liability associated with acquisitions; changes in the fair value of our convertible senior notes and capped call transactions; our ability to successfully integrate the businesses, operations and technologies of companies and businesses that we acquire; the risk that the expected benefits and synergies of our acquisitions may not be fully achieved in a timely manner, or at all; the risk that we will be unable to retain and hire key personnel; significant and/or unanticipated difficulties, liabilities, or expenditures relating to our acquisitions; the effect of the announcement, pendency or completion of acquisitions on our (including the companies that we acquire) business relationships and business operations generally; the effect of our acquisitions on our common share price and uncertainty as to the long-term value of our common stock; risks related to disruption of management time from ongoing business operations due to our acquisitions; risks associated with managing our growth; risks associated with new product, subscription and support offerings, including our product offerings that leverage or incorporate AI and the expansion of our offerings into new categories, such as the identity security and observability spaces; shifts in priorities or delays in the development or release of new product or subscription or other offerings, or the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; failure of our business strategies; rapidly evolving technological developments in the market for security products, subscriptions and support offerings; defects, errors, or vulnerabilities in our products, subscriptions or support offerings; our customers’ purchasing decisions and the length of sales cycles; our competition; our ability to attract and retain new customers; our ability to acquire and integrate other companies, products, or technologies in a successful manner; our debt repayment obligations; and our share repurchase program, which may not be fully consummated or enhance shareholder value, and any share repurchases which could affect the price of our common stock.

For additional risks and uncertainties on these and other factors that could affect our financial results and cause actual results to differ materially from those described in the forward-looking statements we make in this press release are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in our Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) on February 18, 2026, which is available on our website at investors.paloaltonetworks.com and on the SEC's website at www.sec.gov. Additional information will also be set forth in other documents that we file with or furnish to the SEC from time to time. All forward-looking statements in this press release are based on our current beliefs and information available to management as of the date hereof and are inherently uncertain, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures and Other Key Metrics
Palo Alto Networks has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes that the use of these non-GAAP financial measures and key metrics are helpful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures or key metrics.

The presentation of these non-GAAP financial measures and key metrics are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP operating income. Palo Alto Networks defines non-GAAP operating income as operating income (loss) plus share-based compensation-related charges, including share-based payroll tax expense, acquisition-related costs, including change in fair value of contingent consideration liability, amortization expense of acquired intangible assets, and litigation-related charges. The company believes that non-GAAP operating income provides management and investors with greater visibility into the underlying performance of the company’s core business operating results.

Non-GAAP net income and net income per share, diluted. Palo Alto Networks defines non-GAAP net income as net income (loss) plus share-based compensation-related charges, including share-based payroll tax expense, acquisition-related costs, including change in fair value of contingent consideration liability, amortization expense of acquired intangible assets, litigation-related charges, non-cash charges related to convertible notes, and change in fair value of convertible notes and capped calls. The company also excludes from non-GAAP net income tax adjustments related to our long-term non-GAAP effective tax rate in order to provide a complete picture of the company’s recurring core business operating results. The company defines non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of the company’s employee equity incentive plan awards and the company’s convertible senior notes and related warrants, after giving effect to the anti-dilutive impact of the company’s note hedge agreements and capped call transactions, which reduced the potential economic dilution that otherwise would have occurred in connection with the conversion and settlement of the company’s convertible senior notes. Under GAAP, the anti-dilutive impact of the note hedge or capped calls is not reflected in diluted shares outstanding. The company considers these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that it uses non-GAAP operating income.

Adjusted free cash flow margin, adjusted free cash flow, and free cash flow. Palo Alto Networks defines adjusted free cash flow margin, a non-GAAP measure, as adjusted free cash flow divided by total revenue. The company defines adjusted free cash flow, a non-GAAP measure, as free cash flow, plus certain capital expenditures for our headquarters and certain corporate assets, plus payments of acquisition-related costs, plus litigation-related payments. The company defines free cash flow, a non-GAAP measure, as cash provided by operating activities less purchases of property, equipment, and other assets. We consider free cash flow, adjusted free cash flow, and adjusted free cash flow margin to be operating metrics as well as profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures and before the impact of certain qualifying non-recurring cash payments from operating activities, as applicable. A limitation of the utility of free cash flow or adjusted free cash flow as a measure of our financial performance and liquidity is that it does not represent the total increase or decrease in our cash balance for the period. In addition, it is important to note that other companies, including companies in our industry, may not use free cash flow or adjusted free cash flow, may calculate free cash flow or adjusted free cash flow in a different manner than we do, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of free cash flow or adjusted free cash flow as a comparative measure.

Next-Generation Security ARR. Palo Alto Networks defines Next-Generation Security ARR as the annualized allocated revenue of all active contracts as of the final day of the reporting period related to all product, subscription and support offerings, excluding revenue from hardware products, and legacy attached subscriptions, support offerings and professional services. The company considers Next-Generation Security ARR to be a useful operating metric for management and investors to assess the performance of the company because Next-Generation Security is where the company has focused its innovation and the company expects its overall revenue to be disproportionately driven by this Next-Generation Security portfolio. Because Next-Generation Security ARR does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the company does not consider it a non-GAAP measure.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future, such as share-based compensation, which is an important part of Palo Alto Networks employees’ compensation and impacts their performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Palo Alto Networks excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

About Palo Alto Networks
Palo Alto Networks® (NASDAQ: PANW), the global AI cybersecurity leader, protects our digital way of life with a comprehensive portfolio of cybersecurity solutions and platforms across Network, Cloud, Security Operations, AI and Identity. Trusted by 70,000+ customers and powered by Unit 42® threat intelligence, our AI-driven platforms eliminate complexity, empowering enterprises to modernize with confidence and securing the speed of innovation. Explore the future of security at www.paloaltonetworks.com.

Palo Alto Networks and the Palo Alto Networks logo are trademarks of Palo Alto Networks, Inc. in the United States or in certain jurisdictions throughout the world. All other trademarks, trade names, or service marks used or mentioned herein belong to their respective owners. Any unreleased services or features (and any services or features not generally available to customers) referenced in this or other press releases or public statements are not currently available (or are not yet generally available to customers) and may not be delivered when expected or at all. Customers who purchase Palo Alto Networks applications should make their purchase decisions based on services and features currently generally available.

Media Contact:
Allie Cefalo Morales
VP, Global Communications, Palo Alto Networks
press@paloaltonetworks.com

Investor Relations Contact:
Ryan Fenwick
Director, Investor Relations & Strategic Finance, Palo Alto Networks
ir@paloaltonetworks.com

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Revenue:
Product	$594	$453	$1,542	$1,228
Subscription and support	2,408	1,836	6,528	5,457
Total revenue	3,002	2,289	8,070	6,685
Cost of revenue:
Product	167	101	371	277
Subscription and support	807	518	1,926	1,495
Total cost of revenue	974	619	2,297	1,772
Total gross profit	2,028	1,670	5,773	4,913
Operating expenses:
Research and development	734	494	1,773	1,480
Sales and marketing	1,161	793	2,804	2,271
General and administrative	316	164	673	416
Total operating expenses	2,211	1,451	5,250	4,167
Operating income (loss)	(183)	219	523	746
Interest expense	—	(1)	—	(3)
Other income, net	27	93	282	261
Income (loss) before income taxes	(156)	311	805	1,004
Provision for income taxes	21	49	216	124
Net income (loss)	$(177)	$262	$589	$880

Net income (loss) per share, basic	$(0.22)	$0.39	$0.81	$1.33
Net income (loss) per share, diluted	$(0.22)	$0.37	$0.79	$1.24

Weighted-average shares used to compute net income (loss) per share, basic	801	665	729	659
Weighted-average shares used to compute net income (loss) per share, diluted	801	707	744	708

Palo Alto Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025

GAAP operating income (loss)	$(183)	$219	$523	$746
Share-based compensation-related charges	517	355	1,225	1,014
Acquisition-related costs(1)	198	7	227	32
Amortization expense of acquired intangible assets	280	43	357	127
Litigation-related charges(2)	2	3	13	(35)
Non-GAAP operating income	$814	$627	$2,345	$1,884

GAAP net income (loss)	$(177)	$262	$589	$880
Share-based compensation-related charges	517	355	1,225	1,014
Acquisition-related costs(1)	198	7	227	32
Amortization expense of acquired intangible assets	280	43	357	127
Litigation-related charges(2)	2	3	13	(35)
Change in fair value of convertible notes and capped calls(3)	38	—	38	1
Income tax and other tax adjustments(4)	(174)	(109)	(371)	(347)
Non-GAAP net income	$684	$561	$2,078	$1,672

GAAP net income (loss) per share, diluted	$(0.22)	$0.37	$0.79	$1.24
Share-based compensation-related charges	0.64	0.52	1.64	1.46
Acquisition-related costs(1)	0.25	0.01	0.31	0.05
Amortization expense of acquired intangible assets	0.35	0.06	0.48	0.18
Litigation-related charges(2)	0.00	0.00	0.02	(0.05)
Change in fair value of convertible notes and capped calls(3)	0.05	0.00	0.05	0.00
Income tax and other tax adjustments(4)	(0.22)	(0.16)	(0.50)	(0.49)
Non-GAAP net income per share, diluted	$0.85	$0.80	$2.79	$2.39

GAAP weighted-average shares used to compute net income (loss) per share, diluted	801	707	744	708
Weighted-average dilutive effect of potentially dilutive securities(5)	6	—	—	—
Weighted-average anti-dilutive impact of note hedge agreements	—	(6)	—	(9)
Non-GAAP weighted-average shares used to compute net income per share, diluted	807	701	744	699

(1)    Consists of acquisition transaction costs, share-based compensation related to the cash settlement of certain equity awards, change in fair value of contingent consideration liability, and costs to terminate certain employment, operating lease, and other contracts of the acquired companies. During the three and nine months ended April 30, 2026, it also includes integration costs related to our acquisition of CyberArk Software Ltd.
(2)    Consists of the amortization of intellectual property licenses and covenant not to sue, and legal contingency charges (credit). During the nine months ended April 30, 2026, it also includes a litigation settlement charge.
(3)    Consists of changes in fair value of convertible senior notes acquired from CyberArk Software Ltd. that are included in earnings and changes in fair value of the related capped calls. During the nine months ended April 30, 2025, it also includes non-cash interest expense for amortization of debt issuance costs related to the company's convertible senior notes.
(4)    Consists of income tax adjustments related to our long-term non-GAAP effective tax rate.
(5)    Consists of potentially dilutive effect of employee equity incentive plan awards in periods with GAAP net loss position as they are excluded from GAAP weighted-average shares.

Palo Alto Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(In millions)
(Unaudited)

	Three Months Ended		Trailing 12-Month Ended
	April 30,		April 30,
	2026	2025	2026	2025

Net cash provided by operating activities	$871	$628	$4,217	$3,208
Less: purchases of property, equipment, and other assets	83	68	424	208
Free cash flow (non-GAAP)	$788	$560	$3,793	$3,000
Add: capital expenditures for headquarters(1)	—	—	91	—
Add: capital expenditures for certain corporate assets(2)	5	18	55	18
Add: payments of acquisition-related costs(3)	117	—	136	—
Add: litigation related payment(4)	—	—	4	20
Adjusted free cash flow (non-GAAP)	$910	$578	$4,079	$3,038
Adjusted free cash flow margin (non-GAAP)	30.3%	25.3%	38.5%	34.2%

(1)    Consists of a land purchase of $91 million.
(2)    Consists of a one-time purchase of a corporate asset which is expected to be paid through July 2026.
(3)    Consists of payments of acquisition-related costs in connection with our acquisitions of CyberArk Software Ltd. and Koi Security Ltd.
(4)    Consists of non-recurring litigation settlement payments during the three months ended July 31, 2024 and January 31, 2026.

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(In millions)

	April 30, 2026	July 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,364	$2,269
Short-term investments	747	635
Accounts receivable, net	2,852	2,965
Short-term financing receivables, net	591	715
Short-term deferred contract costs	454	419
Prepaid expenses and other current assets	705	520
Total current assets	7,713	7,523
Property and equipment, net	506	387
Operating lease right-of-use assets	678	347
Long-term investments	3,881	5,555
Long-term financing receivables, net	779	1,002
Long-term deferred contract costs	551	586
Goodwill	21,902	4,567
Intangible assets, net	7,283	763
Deferred tax assets	2,380	2,424
Other assets	593	422
Total assets	$46,266	$23,576
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$293	$232
Accrued compensation	680	608
Accrued and other liabilities	760	846
Deferred revenue	7,113	6,302
Short-term convertible senior notes	160	—
Total current liabilities	9,006	7,988
Long-term convertible senior notes	1,192	—
Long-term deferred revenue	6,492	6,450
Deferred tax liabilities	259	89
Long-term operating lease liabilities	719	338
Other long-term liabilities	930	887
Total liabilities	18,598	15,752
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	24,608	5,292
Accumulated other comprehensive income (loss)	(13)	48
Retained earnings	3,073	2,484
Total stockholders’ equity	27,668	7,824
Total liabilities and stockholders’ equity	$46,266	$23,576